UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of report (Date of earliest event reported): May 9, 2005

                          ARC Wireless Solutions, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                      Utah
                                      ----
                 (State or Other Jurisdiction of Incorporation)

        000-18122                                         87-0454148
        ---------                                         ----------
(Commission File Number)                    (IRS Employer Identification Number)


                             10601 West 48th Avenue
                           Wheat Ridge, Colorado 80033
                           ---------------------------
           (Address of principal executive offices including zip code)

                                 (303) 421-4063
                                 --------------
              (Registrant's telephone number, including area code)

                                       N/A
                                       ---
                 (Former address, if changed since last report)

8.01 Other Events.

On May 9, 2005, the Export Import Bank of the United States ("Ex-Im Bank") Board of Directors approved the majority of the financing for a project awarded to Winncom Technologies Corp. ("Winncom") for the development of a modern telecommunications infrastructure to be located on the left bank of the City of Astana, Kazakhstan. The Ex-Im Bank is the official export credit agency of the United States. Ex-Im Bank's mission is to assist in financing the export of U.S. goods and services to international markets.

In October 2004, Winncom, a wholly owned subsidiary of ARC Wireless Solutions, Inc., entered into a "Frame" Agreement (Agreement of Understanding) with Joint Stock Company Kazakhtelecom ("Kazakhtelecom"), Kazakhstan's national telecommunications operator for the Republic of Kazakhstan, that gives Winncom the right, subject to Winncom obtaining 100% financing for the project upon terms and conditions acceptable to Kazakhtelecom, and subject to a number of other matters, to undertake, on a turnkey basis, development of a modern telecommunications infrastructure to be located on the left bank of the City of Astana, Kazakhstan. With several competing bids, Winncom was awarded the contract after several months of negotiations. The cost of the project is for a total of $54,945,700.

As of May 11, 2005, Kazakhtelecom has not approved the financing terms from Ex-Im Bank, and Winncom has no commitments for the additional financing to be able to undertake the project. If Winncom is able to obtain the financing, Winncom will be paid on a pro-rata basis by the financial institution(s) after Kazakhtelecom enters into the appropriate agreements with the financial institution(s) for the repayment of the funds to the financial institution(s). Also, in order for Winncom to commence the project, Kazakhtelecom must approve a work program and timeline to be submitted by Winncom. This has not yet occurred. The project, if it commences, is expected to take approximately 30 months from the date the work program and total financing have been approved by Kazakhtelecom. This timeline may be delayed for seasonal purposes due to inclement winter weather in Kazakhstan.

Although the financing is the only known obstacle at this time, there can be no assurances that Winncom will be successful in securing the financing or in meeting all of the other terms and conditions pursuant to the terms of the Agreement to the extent that the financing for the project is secured.




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ARC WIRELESS SOLUTIONS, INC.


Date: May 12, 2005            By:  /s/ Randall P. Marx
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                                       Randall P. Marx, Chief Executive Officer